F/m Investments, LLC 485BPOS

Exhibit 99 (i)(2)

October 28, 2021

M3Sixty Funds Trust

4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the F/m Investments Large Cap Focused Fund, a series portfolio of the M3Sixty Funds Trust (the “Trust”) that is included in Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-123290), and Amendment No. 44 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21726), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 629-9482 or bjhowell@strausstroy.com.

Very truly yours,

/s/ Bo J. Howell
On behalf of Strauss Troy Co., LPA

GREATER CINCINNATI       STRAUSS TROY CO., LPA      NORTHERN KENTUCKY

150 East Fourth Street    |    Cincinnati, OH 45202-4018    |    strausstroy.com    |    P 513.621.2120    |    F 513.241.8259